UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:    December 27, 2010

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 27, 2010, InsWeb Corporation (“InsWeb”) entered into a full-service lease with MSCP Capital Center Investors, LLC for approximately 16,000 square feet of office space in a building that will house InsWeb’s headquarters. The average rent for the base, five year term is $1.47 per square foot. The new facility is located in Rancho Cordova, California, a short distance from InsWeb’s current headquarters. The term of the new lease is five years, commencing on or about May 1, 2011; however, InsWeb has two, consecutive options to extend the term for five years each at the prevailing market rent.

The foregoing description is qualified in its entirety by the terms of the Office Lease between MSCP Capital Center Investors, LLC and InsWeb Corporation attached to this Current report on form 8-K as Exhibit 99.1.

Item 7.01                      Regulation FD Disclosure

On December 28, 2010, InsWeb Corporation issued a press release announcing the entry into the office lease described above. A copy of the press release is attached as exhibit 99.2.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Office Lease between MSCP Capital Center Investors, LLC and InsWeb Corporation, dated for reference purposes only as December 10, 2010.

Exhibit 99.2	Press release dated December 28, 2010.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2010	INSWEB CORPORATION
(Registrant)

/s/ L. Eric Loewe
L. Eric Loewe
SVP, General Counsel and Secretary